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                                                              EXHIBIT 1.A.(6)(a)

                               STATE OF WASHINGTON

                                     [LOGO]

                        OFFICE OF INSURANCE COMMISSIONER

                                   NO. 107834

       I, DEBORAH SENN, State Insurance Commissioner, do hereby certify that I am the state official charged with the general control and supervision of all insurance business (except State Worker's Compensation) transacted in the State of Washington and charged with the administration of the laws relating to insurance in said jurisdiction, and that this office is a department of record, having the custody of original documents.

       I FURTHER CERTIFY that the attached is a full, true, and accurate copy of the Articles of Incorporation of FARMERS NEW WORLD LIFE INSURANCE COMPANY, Mercer Island, Washington; the same as the original filed in the Office of the Insurance Commissioner for the state of Washington.

[SEAL]

                                   IN WITNESS WHEREOF, I have hereunto set my
hand and affixed the official seal of the Insurance Commissioner of the State of Washington, this 13th day of May, 1993.

                                /s/ DEBORAH SENN
                              -----------------------------------
                                State Insurance Commissioner

                              By: /s/ John B. Woodall
                                  -------------------------------
                                        Deputy Commissioner
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                    FARMERS NEW WORLD LIFE INSURANCE COMPANY
                            MERCER ISLAND, WASHINGTON
                   CERTIFIED COPY OF ARTICLES OF INCORPORATION

       I, James I. Randolph, Vice President and Assistant Secretary, do hereby certify that I am the duly elected, qualified and acting Vice President and Assistant Secretary of said Corporation and that the attached is a full, true and correct copy of the Articles of Incorporation of this company.

       IN WITNESS WHEREOF, I have signed this instrument and affixed the corporate seal of said Corporation this 31st day of March, 1993.

                                        /s/ James I. Randolph
                                        ---------------------
                                        James I. Randolph, CPCU
                                        Vice President and Assistant Secretary

(Corporate Seal)
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                    FARMERS NEW WORLD LIFE INSURANCE COMPANY
                            ARTICLES OF INCORPORATION

       KNOW ALL MEN BY THESE PRESENTS: THAT WE, THE UNDERSIGNED, EDWARD J. CANNON, HENRY B. LUHN, EDWARD J. O'SHEA, THOMAS J. ENNIS, THOMAS A. E. LALLY, EDMUND BURKE, AND JOHN J. CADIGAN, CITIZENS OF THE UNITED STATES, AND RESIDENTS OF THE STATE OF WASHINGTON, DO HEREBY ASSOCIATE OURSELVES TOGETHER UNDER THE GENERAL CORPORATION LAWS OF THE STATE OF WASHINGTON, AND DO HEREBY ADOPT THE FOLLOWING ARTICLES OF INCORPORATION AND CERTIFY AS FOLLOWS, TO-WIT:

                                  ARTICLE I(1)

       The names of this Corporation shall be, and is "Farmers New World Life Insurance Company."

                                  ARTICLE II(2)

       The objects for which this Corporation is formed are, and shall be:

       To do a general life insurance business including the issuing of policies entitled to participate from time to time in the earnings of the corporation through dividends and including endowments and annuities and to do a general accident insurance and sickness or health insurance business, including insurance against injury, disablement and resulting from sickness and every insurance pertaining thereto, and issue participating life insurance policies, and to have, engage and exercise each and all of the powers which are conferred upon corporations engaged in insurance business of the classes hereinabove specified

                                  ARTICLE III(3)

       The amount of the authorized capital of this Corporation shall be $25,000,000 divided into 25,000,000 shares of capital stock of the par value of $1.00 each.

       No holder of any stock of this Corporation shall be entitled, as such, to any preemptive right to subscribe to any new, additional or unissued stock of this Corporation of any class and all such rights are waived by each holder of the stock of the Corporation.




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(1)    As amended at the Annual Stockholders Meeting on September 15, 1953.

(2)    As amended at the Annual Stockholders Meeting on April 7, 1992.

(3)    As amended at the Annual Stockholders Meeting on April 19, 1973.


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                                   ARTICLE IV(4)

       The time of the existence of this Corporation shall be unlimited.

                                   ARTICLE V(5)

       The principal place of business of this Corporation shall be in the City of Mercer Island, King County, Washington.

                                   ARTICLE VI(6)

       The number of Directors of this corporation shall be not less than five
(5) nor more than eleven (11) of whom at least three-fourths shall be citizens of the United States. Within the foregoing limitations, the number of Directors, their qualifications, classifications, terms of office and compensation shall be prescribed by the By-laws of the corporation.

       The authority to make, alter or repeal By-laws is vested in the Directors, subject to the power of stockholders to change or repeal such Bylaws. Until otherwise provided by law, the Directors shall not make any By-laws fixing their qualifications, classifications, terms of office or compensation.













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(4)     As amended at the Annual Stockholders Meeting on September 22, 1910.

(5)     As amended at the Annual Stockholders Meeting on March 28, 1961.

(6)     As amended at the Annual Stockholders Meeting on April 7, 1992.


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